Exhibit 99.1

New York Mortgage Trust Reports Fourth Quarter and
Full Year 2010 Results

Fourth Quarter 2010 Net Income of $0.11 Per Common Share

Full Year 2010 Net Income of $0.72 Per Common Share

NEW YORK, NY – March 1, 2011 – New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT” or the “Company”) today reported results for the three and twelve months ended December 31, 2010.

Summary of Fourth Quarter and Full Year 2010:

•	Fourth quarter 2010 earnings per common share of $0.11 as compared to $0.45 per common share for the fourth quarter of 2009.

•	Full year 2010 earnings per common share of $0.72 as compared to $1.25 per common share for full year 2009.

•	Fourth quarter 2010 net income of $1.0 million as compared to net income of $4.2 million for the fourth quarter of 2009.

•	Consolidated net income of $6.8 million for full year 2010 as compared to $11.7 million for full year 2009.

•	Declared fourth quarter dividend of $0.18 per common share that was paid on January 25, 2011 and declared total dividends of $0.79 per common share during the year ended December 31, 2010.

•	Book value per common share increased to $7.27 as of December 31, 2010, as compared to $6.69 per common share as of December 31, 2009.

•
Fourth quarter 2010 portfolio margin was 353 basis points as compared to 363 basis points for the third quarter of 2010; full year 2010 portfolio margin of 376 basis points as compared to full year 2009 average portfolio margin of 351 basis points.

•	Fourth quarter 2010 includes charges of $0.5 million in provision for loan losses and a $0.3 million impairment loss on investments related to our investment in New Bridger Holdings LLC.

First Quarter 2011 Investment

The Company invested $24 million on February 28, 2011 in our Midway Residential Mortgage Portfolio which is externally managed by The Midway Group, L.P. and focuses on achieving long-term capital appreciation on our investments across various market cycles, primarily through investments in a hedged portfolio of mortgage-related securities, contract rights and derivatives.

Management Overview

Jim Fowler, Chairman of the Board, commented, “During the fourth quarter and into the first quarter of 2011, the Company completed additional investments in residential mortgage assets, as evidenced by our investment in the Midway Residential Mortgage Portfolio and our investment in a limited partnership that owns a pool of residential mortgage loans, and continued to pursue investment opportunities in the commercial mortgage market.  We believe our investments in these strategies will be accretive to earnings and book value in the future and expect each strategy to deliver attractive risk-adjusted returns on very modest leverage.”

Steven R. Mumma, Chief Executive Officer, commented, “The Company’s efforts in 2010 were focused on investment strategies that relied less on leverage and more on asset performance.  The Company invested approximately $19.4 million in a pool of residential mortgages at a significant discount which we believe will result in accretive returns to our overall portfolio.  To date, the performance of this portfolio has exceeded our expectations.  In addition, in February 2011, we invested $24 million in our Midway Residential Mortgage Portfolio which will be managed by The Midway Group, an investment advisor focused on RMBS strategies.  In line with our diversification strategy and focus on asset performance, we intend to continue to pursue opportunities in the commercial mortgage market in 2011.”

Results from Operations

For the quarter ended December 31, 2010, the Company reported consolidated net income of $1.0 million, or $0.11 per common share, as compared to consolidated net income for the quarter ended December 31, 2009 of $4.2 million, or $0.45 per common share. Net income for the quarter ended December 31, 2010 included a realized gain of $1.4 million from the sale of non-Agency RMBS during the quarter. The $3.2 million decrease in net income in fourth quarter 2010 earnings as compared to the same period of 2009 was primarily driven by a $2.0 million decrease in net interest income and a $1.3 million decrease in gain on sale of securities, which was partially offset by a $0.3 million increase in income from an investment in a limited partnership. The fourth quarter also included charges of $0.5 million in provision for loan losses and a $0.3 million impairment loss on investments related to our investment in New Bridger Holdings LLC.

For the quarter ended December 31, 2010, net interest margin was $2.0 million, as compared to $3.9 million for the same period in 2009. The decline in net interest margin was primarily a result of a reduction in the Company’s average interest earning assets from $476.8 million for the quarter ended December 31, 2009 to $318.0 million for the quarter ended December 31, 2010. The decline in average interest earning assets during this time is a function of the Company’s previously disclosed portfolio repositioning, which has focused on transitioning from a portfolio almost exclusively centered on leveraged Agency RMBS and prime ARM loans held in securitization trusts to a more diversified portfolio that includes elements of credit risk with reduced leverage.

For the year ended December 31, 2010, the Company reported consolidated net income of $6.8 million, or $0.72 per common share, as compared to $11.7 million, or $1.25 per common share, for the year ended December 31, 2009. Similar to the factors that drove the fourth quarter 2010 results, the decrease in full year 2010 earnings as compared to the same period in 2009 was primarily a result of the reduction in the Company’s average interest earning assets. Net income was also impacted by a $1.1 million increase in general and administrative expenses in 2010. The increase in general and administrative expenses in the year ended December 31, 2010 primarily resulted from an increase in incentive fee payments under our advisory agreement with Harvest Capital Strategies LLC. The increase resulted from the performance of assets managed under the advisory agreement.

Book value per common share as of December 31, 2010 was $7.27, representing an increase of $0.58 per common share from the Company’s book value at December 31, 2009. The book value included net unrealized gains of $1.88 per common share and are presented as accumulated other comprehensive income, including $2.00 per common share of net unrealized gains related to available for sale securities and $0.12 per common share of unrealized derivative losses related to cash flow hedges.

Portfolio Results

The following table summarizes the Company’s investment securities portfolio and mortgage loans held in securitization trusts (net) at December 31, 2010, classified by relevant categories:

(dollar amounts in thousands)	Current Par Value	Carrying Value	Coupon*	Yield*
Agency RMBS	$45,042	$47,529	4.94%	4.28%
Non-Agency RMBS	11,104	8,985	3.02%	13.91%
Collateralized Loan Obligations (“CLOs”)	45,950	29,526	3.65%	36.95%
Loans Held in Securitization Trusts	229,323	228,185	2.75%	2.65%
Total/Weighted Average	$331,419	$314,225	3.24%	4.98%

* Coupons and yields based on fourth quarter 2010 average balances.

As of December 31, 2010, the Company had $86.0 million of investment securities available for sale, $47.5 million of which were Agency RMBS. As of December 31, 2010, the Agency RMBS portfolio was financed with $35.6 million of repurchase agreement borrowings with an average interest rate of 0.39% and an average haircut of 6%.

As of December 31, 2010, the Company had $228.2 million of loans held in securitization trusts (net) permanently financed with $220.0 million of collateralized debt obligations.  As of December 31, 2010, delinquencies greater than 60 days on loans held in securitization trusts represented 9.79% of the loan portfolio, as compared to 6.14% at December 31, 2009.  As of December 31, 2010, the Company had reserves totaling $2.6 million for loan losses on these loans. In addition, as of December 31, 2010, the Company’s balance sheet included three real estate owned properties totaling $0.7 million.

Investment in Residential Mortgage Loan Limited Partnership

During the third and fourth quarters of 2010, the Company's wholly-owned subsidiary, Hypotheca Capital, LLC, invested an aggregate of $19.4 million in a limited partnership that was formed for the purpose of acquiring, servicing, selling or otherwise disposing of first-lien residential mortgage loans. The pool of mortgage loans was acquired by the partnership at a significant discount to the unpaid principal balance for the pool of loans. The Company expects the partnership to maximize the value of the mortgage loans acquired by it through loan modification, special servicing and other initiatives. Management believes the investment in the partnership will generate attractive risk-adjusted returns for the Company.

Investment in Midway Residential Mortgage Portfolio

On February 11, 2011, we entered into an investment management agreement with The Midway Group, L.P. (“Midway”), pursuant to which Midway will serve as investment manager of a separate account established and owned by us, which we refer to as the “Midway Residential Mortgage Portfolio.”  As such, we will own all of the assets and liabilities in the separate account.  Midway is a private investment management group with an approximately 11-year history of investing in a broad spectrum of RMBS and derivatives.  The Midway Residential Mortgage Portfolio will focus on achieving long-term capital appreciation on our investments across various market cycles, including, various interest rate, yield curve, prepayment and credit market cycles, primarily through investments in a hedged portfolio of mortgage-related securities, contract rights and derivatives.  We expect the Midway Residential Portfolio to invest in securities that are backed by prime or lesser credit quality first lien residential mortgage loans and to diversify loan characteristics across securities in the portfolio.  On February 28, 2011 we provided $24 million of initial funding to the Midway Residential Mortgage Portfolio and we expect to contribute additional capital to the portfolio in the future, subject to various conditions.

Conference Call

On Wednesday, March 2, 2011, at 9:00 a.m. Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company's financial results for the three and twelve months ended December 31, 2010. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, March 9, 2011 and can be accessed by dialing (800) 642-1687 and entering passcode 47022868.  A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com.  Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Fourth quarter and full year 2010 financial and operating data can be viewed on the Company’s Annual Report on Form 10-K, which is expected to be filed with the Securities and Exchange Commission on or about March 4, 2011. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a real estate investment trust (“REIT”) in the business of acquiring, investing in, financing and managing primarily mortgage-related assets. As a REIT, the Company is not subject to federal income tax, provided that it distributes at least 90% of its REIT income to stockholders.

For Further Information

AT THE COMPANY
Steven R. Mumma,
CEO, President
Phone:  212-792-0109
Email: smumma@nymtrust.com

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009, which can be accessed at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	For the Year
	Ended December 31,
	2010	2009
	(unaudited)

INTEREST INCOME	$19,899	$31,095

INTEREST EXPENSE:
Investment securities and loans held in securitization trusts	4,864	8,572
Subordinated debentures	2,473	3,189
Convertible preferred debentures	2,274	2,474
Total interest expense	9,611	14,235

NET INTEREST INCOME	10,288	16,860

OTHER INCOME (EXPENSE):
Provision for loan losses	(2,230)	(2,262)
Impairment loss on investments	(296)	(119)
Income from investment in limited partnership	496	-
Realized gain on investment securities
and related hedges	5,362	3,282
Total other income (expense)	3,332	901

General, administrative and other expenses	7,950	6,877

INCOME FROM CONTINUING OPERATIONS	5,670	10,884
Income from discontinued operation - net of tax	1,135	786
NET INCOME	$6,805	$11,670

Basic income per common share	$0.72	$1.25
Diluted income per common share	$0.72	$1.19
Dividends declared per common share	$0.79	$0.91
Weighted average shares outstanding-basic	9,422	9,367
Weighted average shares outstanding-diluted	9,422	11,867

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	For the Quarter
	Ended December 31,
	2010	2009
	(unaudited)

INTEREST INCOME	$3,957	$6,895

INTEREST EXPENSE:
Investment securities and loans held in securitization trusts	977	1,531
Subordinated debentures	478	772
Convertible preferred debentures	537	667
Total interest expense	1,992	2,970

NET INTEREST INCOME	1,965	3,925

OTHER INCOME (EXPENSE):
Provision for loan losses	(894)	(848)
Impairment loss on investments	(296)	-
Income from investment in limited partnership	346	-
Realized gain on investment securities
and related hedges	1,404	2,659
Total other income (expense)	560	1,811

General, administrative and other expenses	1,765	1,830

INCOME FROM CONTINUING OPERATIONS	760	3,906
Income from discontinued operation - net of tax	258	286
NET INCOME	$1,018	$4,192

Basic income per common share	$0.11	$0.45
Diluted income per common share	$0.11	$0.40
Dividends declared per common share	$0.36	$0.25
Weighted average shares outstanding-basic	9,425	9,419
Weighted average shares outstanding-diluted	9,425	11,919

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2010	2009
ASSETS	(unaudited)

Investment securities - available for sale, at fair value (including pledged
securities of $38,475 and $91,071 at December 31, 2010 and 2009, respectively)	$86,040	$176,691
Mortgage loans held in securitization trusts (net)	228,185	276,176
Mortgage loans held for investment	7,460	-
Investment in limited partnership	18,665	-
Cash and cash equivalents	19,375	24,522
Receivable for securities sold	5,653	-
Receivables and other assets	8,916	11,425
Total Assets	$374,294	$488,814

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$35,632	$85,106
Collateralized debt obligations	219,993	266,754
Derivative liabilities	1,087	2,511
Accrued expenses and other liabilities	4,095	6,713
Convertible preferred debentures (net)	-	19,851
Subordinated debentures (net)	45,000	44,892
Total liabilities	305,807	425,827
Commitments and Contingencies
Stockholders' Equity:
Common stock, $0.01 par value, 400,000,000 authorized, 9,425,442 and 9,415,094,
shares issued and outstanding at December 31, 2010 and 2009, respectively	94	94
Additional paid-in capital	135,300	142,519
Accumulated other comprehensive income	17,732	11,818
Accumulated deficit	(84,639)	(91,444)
Total stockholders' equity	68,487	62,987
Total Liabilities and Stockholders' Equity	$374,294	$488,814